NEWS RELEASE
November 1, 2022

KAMAN REPORTS THIRD QUARTER 2022 RESULTS

Third Quarter 2022 Highlights:

•Completed acquisition of Parker-Hannifin's Aircraft Wheel & Brake division, the largest in the history of the company
•Consolidated results supported by strength in Engineered Products amid program and supplier challenges
•Net sales: $172 million
•Gross Margin: 32.5%
•Net earnings: $0.6 million
•Adjusted EBITDA*: $20.6 million; Adjusted EBITDA margin*: 12.0%
•Diluted earnings per share: $0.02 per share, $0.32 per share adjusted*

Table 1. Summary of Financial Results (unaudited)
Thousands of U.S. dollars (except share data)	Three Months Ended			Nine Months Ended
	September 30, 2022	July 1, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Net sales	$172,004	$160,766	$179,836	$490,818	$533,846
Net earnings	625	4,064	14,667	8,717	34,507
Adjusted EBITDA*	20,614	16,429	27,816	49,229	71,873
Adjusted EBITDA margin*	12.0%	10.2%	15.5%	10.0%	13.5%
Diluted earnings per share	$0.02	$0.14	$0.53	$0.31	$1.24
Adjusted diluted earnings per share*	$0.32	$0.31	$0.60	$0.77	$1.45
*See the end of this release for an explanation of the Company's use of Adjusted EBITDA, Adjusted EBITDA margin, Free cash flow and Adjusted diluted earnings per share. See tables 6-13 for reconciliations to the most comparable GAAP measure.

BLOOMFIELD, Conn. (November 1, 2022) - Kaman Corp. (NYSE:KAMN) today reported financial results for the third fiscal quarter ended September 30, 2022.

“In September, we executed on our growth strategy with the acquisition of Parker-Hannifin’s Aircraft Wheel and Brake division, the largest in our company's history. This acquisition expands the breadth of our product offerings and will drive meaningful margin and cash flow accretion. During the quarter, consolidated results benefited from strong performance in Engineered Products while some program and supplier challenges pressured current results and full year expectations. We continue to see strength in market demand with healthy order rates for our most profitable bearings, springs, seals and contacts products. In addition, demand in the commercial aerospace market is ramping, as sales increased to Boeing and Airbus for the fifth quarter in a row,” said Ian K. Walsh, Chairman, President and Chief Executive Officer.

“In the third quarter, our Engineered Products segment delivered excellent performance with year over year sales growth of 9% which was 11% excluding the increase from Aircraft Wheel and Brake and foreign exchange pressures. Additionally, order rates remained strong with backlog growing organically by nearly 40 percent since the beginning of the year. Margins were slightly tempered by some supply chain challenges in this segment; however, we are pleased with the way our teams have been managing these issues in order to limit disruptions, while continuing to meet our customer requirements.”

“In Precision Products, our fuze delivery plan is slightly below our prior expectations due to a delay in receipt of a supplied component. This has shifted the timing of deliveries, which will postpone a significant portion of our cash receipts to 2023. With regard to our air vehicles program, we are excited to announce that the Marine Corps selected KARGO UAV for its MULS-A program. They will be funding a prototype build starting in 2023 with a customer Field User Capability Assessment to follow.”

“In our Structures segment, certain program and supplier challenges are delaying the recovery we had anticipated, impacting our expected earnings and cash flow performance for the full year. We remain focused on improving the operational performance of this segment and winning new business opportunities in complex structural programs,” said Walsh.

Outlook

"Kaman is seeing sustained strength in our backlog of greater than $765 million and robust revenue, margins and backlog for bearings, seals, springs and contacts products driven by persistently strong demand. Guidance for the full year 2022 is being revised to include Aircraft Wheel and Brake and account for a decrease from our prior expectations based on a combination of execution on our programs and supplier challenges in Precision Products and Structures. The most meaningful change is the reduction in our cash flow for the year driven mostly by a delay in cash collections which will shift to 2023 due to the push out of deliveries."

"Over the long term, Kaman is positioned to provide meaningful shareholder returns. We will remain disciplined in our approach to capital allocation and our main priority is to deleverage our balance sheet. We will continue to invest in research and development of new products and remain thoughtful in our strategy to achieve top quartile EBITDA margin, free cash flow and return on invested capital,” Walsh said.

See Table 5 of this release for an updated outlook summary for 2022.

KAMAN BUSINESS RESULTS DISCUSSION
Kaman manages its portfolio through three segments: (1) Engineered Products; (2) Precision Products; and (3) Structures.

Engineered Products - Our Engineered Products segment serves the aerospace and defense, industrial and medical markets providing sophisticated, proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; and wheels, brakes and related hydraulic components for helicopters, fixed-wing and UAV aircraft.

Table 2. Engineered Products Results
Thousands of U.S. dollars	Three Months Ended			Nine Months Ended
	September 30, 2022	July 1, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Net sales	$92,052	$89,765	$84,399	$263,269	$235,134
Operating income	14,156	15,467	14,931	40,665	29,595
Adjusted EBITDA	21,772	21,614	21,488	60,655	49,321
Adjusted EBITDA margin	23.7%	24.1%	25.5%	23.0%	21.0%

Three months ended September 30, 2022 versus three months ended July 1, 2022 - Operating income decreased $1.3 million, and Adjusted EBITDA and margin were relatively unchanged compared to the second quarter of 2022. Within the third quarter of 2022, we incurred an inventory step-up of $0.8 million related to the acquisition of Aircraft Wheel & Brake. Results for Adjusted EBITDA and margin were impacted by lower sales of engine aftermarket products and industrial bearings. This was mostly offset by higher commercial aerospace bearings sales.

Three months ended September 30, 2022 versus three months ended October 1, 2021 - Operating income decreased $0.8 million, Adjusted EBITDA increased $0.3 million and margin decreased 180 basis points versus the third quarter of 2021. Within the third quarter 2022, we incurred an inventory step-up of $0.8 million dollars related to the acquisition of Aircraft Wheel & Brake. Compared to the prior period, results for Adjusted EBITDA and margin were impacted by lower sales of defense and industrial bearings. This was partially offset by higher sales of commercial aerospace bearings and seals, springs and contacts in industrial applications.

Precision Products - Our Precision Products segment serves the aerospace and defense markets providing precision safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our heavy lift K-MAX® manned helicopter, the K-MAX TITAN unmanned aerial system and the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle.

Table 3. Precision Products Results
Thousands of U.S. dollars	Three Months Ended			Nine Months Ended
	September 30, 2022	July 1, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Net sales	$46,282	$41,267	$63,584	$135,098	$195,656
Operating income	5,730	2,550	13,792	11,689	46,274
Adjusted EBITDA	6,534	3,593	14,814	14,567	49,381
Adjusted EBITDA margin	14.1%	8.7%	23.3%	10.8%	25.2%

Three months ended September 30, 2022 versus three months ended July 1, 2022 - Operating income increased $3.2 million, Adjusted EBITDA increased $2.9 million and margin increased 540 basis points versus the second quarter of 2022. Compared to the prior period, results improved driven by higher sales and associated gross profit for our JPF program partially offset by lower sales and margins for K-MAX® spares and support as well as for our SH-2G program.

Three months ended September 30, 2022 versus three months ended October 1, 2021 - Operating income decreased $8.1 million, Adjusted EBITDA decreased $8.3 million and margin decreased 920 basis points versus the third quarter of 2021. Results declined compared to the same period last year, primarily due to lower sales and associated gross profit for our JPF program and our K-MAX® program and higher research and development expense.

Structures - Our Structures segment serves the aerospace and defense and medical end markets providing sophisticated complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft, and medical imaging solutions.

Table 4. Structures Results
Thousands of U.S. dollars	Three Months Ended			Nine Months Ended
	September 30, 2022	July 1, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Net sales	$33,670	$29,734	$31,853	$92,451	$103,056
Operating income (loss)	71	(830)	330	(1,376)	(871)
Adjusted EBITDA	941	57	1,187	1,287	1,702
Adjusted EBITDA margin	2.8%	0.2%	3.7%	1.4%	1.7%

Three months ended September 30, 2022 versus three months ended July 1, 2022 - Operating income and Adjusted EBITDA increased $0.9 million and margin increased 260 basis points versus the second quarter of 2022. Results improved primarily due to increased sales and margin in our Sikorsky UH-60 Black Hawk program.

Three months ended September 30, 2022 versus three months ended October 1, 2021 - Operating income, Adjusted EBITDA and margin were relatively unchanged compared to the third quarter of 2021. Compared to the prior period, sales and associated gross profit for certain composites programs declined mostly offset by increases in our sales and margin for our Boeing P-8A program and our Rolls Royce programs.

Please see the MD&A section of the Company's Form 10-Q filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

OUTLOOK

Table 5. Outlook
Millions of U.S. dollars (except share data)	2022 Outlook
	Low End	High End
Net Sales	$695.0	$710.0
Earnings from continuing operations	$12.1	$16.3
Adjusted EBITDA	$72.5	$77.5
Adjusted EBITDA margin	10.4%	10.9%
Adjusted diluted earnings per share	$0.95	$1.10
Cash flow from operating activities	$15.0	$30.0
Adjusted free cash flow	$(10.0)	$5.0

Please see the supplemental presentation relating to the third quarter 2022 on our Company's website for a full outlook summary.

CONFERENCE CALL
A webcast and conference call has been scheduled for tomorrow, November 2, 2022, at 8:30 AM ET. Participants must register for the teleconference. Once registration is complete, participants will be provided with a dial-in number containing a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start. A live webcast will be available during the call and a replay will be available two hours after the call. Registration and webcast can be accessed at www.kaman.com/investors/quarterly-earnings-calls. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release. In addition, a supplemental presentation relating to the third quarter 2022 results will be posted to the Company’s website prior to the earnings call at www.kaman.com/investors/quarterly-earnings-calls.

ABOUT KAMAN CORPORATION
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; wheels, brakes and related hydraulic components for helicopters, fixed-wing and UAV aircraft; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our heavy lift K-MAX® manned helicopter, the K-MAX TITAN unmanned helicopter and the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle. More information is available at www.kaman.com.

NON-GAAP MEASURES DISCLOSURE
Management believes that the Non-GAAP financial measures (i.e. financial measures that are not computed in accordance with Generally Accepted Accounting Principles) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Adjusted EBITDA and Adjusted EBITDA margin - Adjusted EBITDA for the consolidated company results is defined as net earnings before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company for the periods presented. Adjusted EBITDA for the segments is defined as operating income before depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percent of Net sales. Management believes Adjusted EBITDA and Adjusted EBITDA margin provide an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because they provide a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company for the period presented. Adjusted EBITDA and Adjusted EBITDA margin are not presented as an alternative measure of operating performance, as determined in accordance with GAAP. The following tables illustrate the calculation of Adjusted EBITDA:

Table 6. Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
	Three Months Ended
Thousands of U.S. dollars	September 30, 2022
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Net sales	$172,004	$92,052	$46,282	$33,670	$—

Net earnings	625

Interest expense, net	3,614
Income tax expense (benefit)	128
Non-service pension and post retirement benefit income	(5,142)
Other expense (income), net	1,221
Operating income (loss)	$446	$14,156	$5,730	$71	$(19,511)
Depreciation and amortization	9,383	6,856	804	870	853
Restructuring and severance costs	(243)	—	—	—	(243)
Cost associated with corporate development activities	10,725	—	—	—	10,725
Inventory step-up associated with acquisition	760	760	—	—	—
(Gain) loss on sale of business	(457)	—	—	—	(457)
Other Adjustments	$20,168	$7,616	$804	$870	$10,878

Adjusted EBITDA	$20,614	$21,772	$6,534	$941	$(8,633)
Adjusted EBITDA margin	12.0%	23.7%	14.1%	2.8%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $0.7 million of unallocated income that is shown on the Condensed Consolidated Statement of Earnings as their own line items.

Table 7. Adjusted EBITDA and Adjusted EBITDA margin (unaudited)
	Three Months Ended
Thousands of U.S. dollars	July 1, 2022
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Net sales	$160,766	$89,765	$41,267	$29,734	$—

Net earnings	4,064

Interest expense, net	1,993
Income tax expense (benefit)	557
Non-service pension and post retirement benefit income	(5,024)
Other expense (income), net	690
Operating income (loss)	$2,280	$15,467	$2,550	$(830)	$(14,907)
Depreciation and amortization	8,822	6,147	1,043	887	745
Restructuring and severance costs	2,927	—	—	—	2,927
Cost associated with corporate development activities	2,400	—	—	—	2,400
Other Adjustments	$14,149	$6,147	$1,043	$887	$6,072

Adjusted EBITDA	$16,429	$21,614	$3,593	$57	$(8,835)
Adjusted EBITDA margin	10.2%	24.1%	8.7%	0.2%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $2.9 million of unallocated expenses that are shown on the Condensed Consolidated Statement of Earnings as their own line items.

Table 8. Adjusted EBITDA and Adjusted EBITDA margin (unaudited)
	Three Months Ended
Thousands of U.S. dollars	October 1, 2021
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Net sales	$179,836	$84,399	$63,584	$31,853	$—

Net earnings	14,667

Interest expense, net	3,646
Income tax expense (benefit)	4,447
Non-service pension and post retirement benefit income	(6,612)
Income from TSA	(14)
Other expense (income), net	(172)
Operating income (loss)	$15,962	$14,931	$13,792	$330	$(13,091)
Depreciation and amortization	9,083	6,557	1,022	857	647
Restructuring and severance costs	2,611	—	—	—	2,611
Costs associated with corporate development activities	136	—	—	—	136
Costs from transition service agreement	24	—	—	—	24
Other Adjustments	$11,854	$6,557	$1,022	$857	$3,418

Adjusted EBITDA	$27,816	$21,488	$14,814	$1,187	$(9,673)
Adjusted EBITDA margin	15.5%	25.5%	23.3%	3.7%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $2.6 million of unallocated expenses that are shown on the Condensed Consolidated Statement of Earnings as their own line items.

Table 9. Adjusted EBITDA and Adjusted EBITDA margin (unaudited)
	Nine Months Ended
Thousands of U.S. dollars	September 30, 2022
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Net sales	$490,818	$263,269	$135,098	$92,451	$—

Net earnings	8,717

Interest expense, net	8,088
Income tax expense (benefit)	1,992
Non-service pension and post retirement benefit income	(15,429)
Other expense (income), net	2,415
Operating income (loss)	$5,783	$40,665	$11,689	$(1,376)	$(45,195)
Depreciation and amortization	27,037	19,230	2,878	2,663	2,266
Restructuring and severance costs	2,853	—	—	—	2,853
Cost associated with corporate development activities	13,253	—	—	—	13,253
Inventory step-up associated with acquisition	760	760	—	—	—
(Gain) loss on sale of business	(457)	—	—	—	(457)
Other Adjustments	$43,446	$19,990	$2,878	$2,663	$17,915

Adjusted EBITDA	$49,229	$60,655	$14,567	$1,287	$(27,280)
Adjusted EBITDA margin	10.0%	23.0%	10.8%	1.4%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $2.5 million of unallocated expenses that are shown on the Condensed Consolidated Statement of Earnings as their own line items.

Table 10. Adjusted EBITDA and Adjusted EBITDA margin (unaudited)
	Nine Months Ended
Thousands of U.S. dollars	October 1, 2021
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Net sales	$533,846	$235,134	$195,656	$103,056	$—

Net earnings	$34,507

Interest expense, net	12,232
Income tax expense (benefit)	10,156
Non-service pension and post retirement benefit income	(19,832)
Income from TSA	(931)
Other expense (income), net	275
Operating income (loss)	$36,407	$29,595	$46,274	$(871)	$(38,591)
Depreciation and amortization	27,474	19,726	3,107	2,573	2,068
Restructuring and severance costs	5,479	—	—	—	5,479
Costs from transition service agreement	1,728	—	—	—	1,728
Cost associated with corporate development activities	551	—	—	—	551
(Gain) loss on sale of business	234	—	—	—	234
Other Adjustments	$35,466	$19,726	$3,107	$2,573	$10,060

Adjusted EBITDA	$71,873	$49,321	$49,381	$1,702	$(28,531)
Adjusted EBITDA margin	13.5%	21.0%	25.2%	1.7%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $7.4 million of unallocated expenses that are shown on the Condensed Consolidated Statement of Earnings as their own line items.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted net earnings and adjusted diluted earnings per share are defined as GAAP "Net earnings" and "Diluted earnings per share", less items that are not indicative of the operating performance of the business for the periods presented. Management uses adjusted net earnings and adjusted diluted earnings per share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance. The following table illustrates the calculation of adjusted net earnings and adjusted diluted earnings per share:

Table 11. Adjusted Net Earnings and Adjusted Diluted Earnings per Share (unaudited)
Thousands of U.S. dollars (except share data)
	Three Months Ended			Three Months Ended
	September 30, 2022			October 1, 2021
	Pre-Tax	Tax-Effected	Diluted EPS	Pre-Tax	Tax-Effected	Diluted EPS
Net earnings	$753	$625	$0.02	$19,114	$14,667	$0.53

Adjustments:
Restructuring and severance costs	(243)	(189)	(0.01)	2,611	2,003	0.07
Costs associated with corporate development activities	10,725	8,363	0.30	136	104	—
Inventory step-up associated with acquisition	760	593	0.02	—	—	—
Costs from transition services agreement	—	—	—	24	18	—
Income from transition services agreement	—	—	—	(14)	(11)	—
(Gain) loss on sale of business	(457)	(356)	(0.01)	—	—	—
Adjustments	$10,785	$8,411	$0.30	$2,757	$2,114	$0.07

Adjusted net earnings	$11,538	$9,036	$0.32	$21,871	$16,781	$0.60

Diluted weighted average shares outstanding			28,088			27,888

				Three Months Ended
				July 1, 2022
				Pre-Tax	Tax-Effected	Diluted EPS
Net earnings				$4,621	$4,064	$0.14

Adjustments:
Restructuring and severance costs				2,927	2,574	0.09
Costs associated with corporate development activities				2,400	2,111	0.08
Adjustments				$5,327	$4,685	$0.17

Adjusted net earnings				$9,948	$8,749	$0.31

Diluted weighted average shares outstanding						28,059

Table 12. Adjusted Net Earnings and Adjusted Diluted Earnings per Share (unaudited)
Thousands of U.S. dollars (except share data)
	Nine Months Ended			Nine Months Ended
	September 30, 2022			October 1, 2021
	Pre-Tax	Tax-Effected	Diluted EPS	Pre-Tax	Tax-Effected	Diluted EPS
Net earnings	$10,709	$8,717	$0.31	$44,663	$34,507	$1.24

Adjustments:
Restructuring and severance costs	2,853	2,225	0.08	5,479	4,280	0.15
Costs associated with corporate development activities	13,253	10,334	0.37	551	432	0.02
Inventory step-up associated with acquisition	760	593	0.02	—	—	—
Costs from transition services agreement	—	—	—	1,728	1,370	0.05
Income from transition services agreement	—	—	—	(931)	(739)	(0.03)
Tax expense on sale of UK operations	—	—	—	287	287	0.01
(Gain) loss on sale of business	(457)	(356)	(0.01)	234	234	0.01
Adjustments	$16,409	$12,796	$0.46	$7,348	$5,864	$0.21

Adjusted net earnings	$27,118	$21,513	$0.77	$52,011	$40,371	$1.45

Diluted weighted average shares outstanding			28,076			27,889

Free Cash Flow - Free cash flow is defined as GAAP “Net cash provided by (used in) operating activities” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes free cash flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free cash flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions. Management uses free cash flow internally to assess overall liquidity. The following table illustrates the calculation of free cash flow.

Table 13. Free Cash Flow (unaudited)
Thousands of U.S. dollars	Three Months Ended				Last Twelve Months
	December 31, 2021	April 1, 2022	July 1, 2022	September 30, 2022	September 30, 2022
Net cash provided by (used in) operating activities	$34,575	$(1,017)	$(25,937)	$(6,746)	$875
Expenditures for property, plant & equipment	(6,166)	(6,877)	(3,643)	(7,106)	(23,792)
Free cash flow	$28,409	$(7,894)	$(29,580)	$(13,852)	$(22,917)

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) the global economic impact of the COVID-19 pandemic; (iv) risks and uncertainties associated with the successful integration of our Aircraft Wheel and Brake acquisition; (v) changes in geopolitical conditions in countries where the Company does or intends to do business; (vi) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (vii) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the USG; (viii) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (ix) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (x) the successful resolution of government inquiries or investigations relating to our businesses and programs; (xi) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xiii) the receipt and successful execution of production orders under the Company's existing USG JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xiv) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investments in the K-MAX® production line; (xv) the accuracy of current cost estimates associated with environmental remediation activities; (xvi) the profitable integration of acquired businesses into the Company's operations; (xvii) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xviii) changes in supplier sales or vendor incentive policies; (xix) the ability of our suppliers to satisfy their performance obligations, including any supply chain disruptions; (xx) the effects of price increases or decreases; (xxi) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the USG's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xxii) future levels of indebtedness and capital expenditures; (xxiii) compliance with our debt covenants; (xxiv) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxv) the effects of currency exchange rates and foreign competition on future operations; (xxvi) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxvii) future repurchases and/or issuances of common stock;(xxviii) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxix) the ability to recruit and retain skilled employees; and (xxx) other risks and uncertainties set forth herein and in our 2021 Form 10-K and our third quarter 2022 Form 10-Q filed November 1, 2022.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact:
Kary Bare
Investor Relations
(860) 243-7485
kary.bare@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Thousands of U.S. dollars, except share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Net sales	$172,004	$179,836	$490,818	$533,846
Cost of sales	116,179	116,771	332,299	355,930
Gross profit	55,825	63,065	158,519	177,916
Selling, general and administrative expenses	49,009	39,335	127,980	116,182
Research and development costs	3,937	2,540	14,265	10,004
Intangible asset amortization expense	3,118	2,624	8,024	7,898
Costs from transition services agreement	—	24	—	1,728
Restructuring and severance costs	(243)	2,611	2,853	5,479
(Gain) loss on sale of business	(457)	—	(457)	234
Net loss (gain) on sale of assets	15	(31)	71	(16)
Operating income	446	15,962	5,783	36,407
Interest expense, net	3,614	3,646	8,088	12,232
Non-service pension and post retirement benefit income	(5,142)	(6,612)	(15,429)	(19,832)
Income from transition services agreement	—	(14)	—	(931)
Other income, net	1,221	(172)	2,415	275
Net earnings before income taxes	753	19,114	10,709	44,663
Income tax expense	128	4,447	1,992	10,156
Net earnings	$625	$14,667	$8,717	$34,507

Earnings per share:
Basic earnings per share	$0.02	$0.53	$0.31	$1.24
Diluted earnings per share	$0.02	$0.53	$0.31	$1.24
Average shares outstanding:
Basic	28,037	27,882	27,997	27,855
Diluted	28,088	27,888	28,076	27,889

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Thousands of U.S. dollars, except share data) (unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$31,358	$140,800
Accounts receivable, net	102,477	73,524
Contract assets	117,828	112,354
Contract costs, current portion	822	850
Inventories	221,815	193,100
Income tax refunds receivable	15,865	13,832
Other current assets	15,749	12,083
Total current assets	505,914	546,543
Property, plant and equipment, net of accumulated depreciation of $260,640 and $251,888, respectively	198,866	197,822
Operating right-of-use assets, net	7,523	11,011
Goodwill	390,734	240,681
Other intangible assets, net	385,478	138,074
Deferred income taxes	15,711	15,717
Contract costs, noncurrent portion	9,865	10,249
Investment in Near Earth Autonomy	10,000	—
Other assets	40,443	38,385
Total assets	$1,564,534	$1,198,482
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable – trade	$37,267	$42,134
Accrued salaries and wages	31,952	38,892
Contract liabilities, current portion	3,932	2,945
Operating lease liabilities, current portion	3,633	4,502
Income taxes payable	183	386
Other current liabilities	38,404	32,076
Total current liabilities	115,371	120,935
Long-term debt, excluding current portion, net of debt issuance costs	609,800	189,421
Deferred income taxes	6,194	6,506
Underfunded pension	5,574	21,786
Contract liabilities, noncurrent portion	20,477	16,528
Operating lease liabilities, noncurrent portion	4,569	7,140
Other long-term liabilities	35,940	39,837
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 30,620,003 and 30,434,269 shares issued, respectively	30,620	30,434
Additional paid-in capital	243,330	248,153
Retained earnings	749,007	750,445
Accumulated other comprehensive income (loss)	(134,256)	(111,385)
Less 2,604,564 and 2,573,896 shares of common stock, respectively, held in treasury, at cost	(122,092)	(121,318)
Total shareholders’ equity	766,609	796,329
Total liabilities and shareholders’ equity	$1,564,534	$1,198,482

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Thousands of U.S. dollars) (unaudited)

	Nine Months Ended
	September 30, 2022	October 1, 2021
Cash flows from operating activities:
Net earnings	$8,717	$34,507
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	27,037	27,474
Amortization of debt issuance costs	1,882	1,406
Accretion of convertible notes discount	—	2,191
Provision for doubtful accounts	619	373
(Gain) loss on sale of business	(457)	234
Net loss (gain) on sale of assets	71	(16)
Net loss on derivative instruments	2,670	815
Stock compensation expense	6,145	5,684
Non-cash consideration received for blade exchange	(827)	—
Deferred income taxes	1,600	4,822
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(23,640)	71,434
Contract assets	(5,405)	(19,940)
Contract costs	452	(99)
Inventories	(21,187)	(12,435)
Income tax refunds receivable	(2,040)	3,145
Operating right of use assets	3,347	1,739
Other assets	(3,682)	1,042
Accounts payable - trade	(8,780)	(21,829)
Contract liabilities	4,246	(24,036)
Operating lease liabilities	(3,296)	(1,810)
Acquired retention plan payments	—	(25,108)
Other current liabilities	(4,591)	(2,698)
Income taxes payable	(227)	1,173
Pension liabilities	(13,309)	(29,256)
Other long-term liabilities	(3,045)	(4,689)
Net cash used in operating activities	(33,700)	14,123
Cash flows from investing activities:
Proceeds from sale of business, net of cash on hand	1,200	(3,428)
Expenditures for property, plant & equipment	(17,626)	(11,364)
Investment in Near Earth Autonomy	(10,000)	—
Acquisition of businesses	(441,340)	—
Other, net	1,238	(502)
Net cash used in investing activities	(466,528)	(15,294)
Cash flows from financing activities:
Net borrowings under revolving credit agreement	412,000	—
Purchase of treasury shares	(762)	(459)
Dividends paid	(16,760)	(16,672)
Debt issuance costs	(4,285)	—
Other, net	1,725	4,086
Net cash provided by (used in) financing activities	391,918	(13,045)
Net decrease in cash and cash equivalents	(108,310)	(14,216)
Effect of exchange rate changes on cash and cash equivalents	(1,132)	(415)
Cash and cash equivalents and restricted cash at beginning of period	140,800	136,089
Cash and cash equivalents and restricted cash at end of period	$31,358	$121,458